SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 1, 2013

South Dakota Soybean Processors, LLC

(Exact name of Registrant as specified in its charter)

South Dakota	000-50253	46-042968

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Caspian Ave. P.O. Box 500 Volga, South Dakota		57071

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 627-9240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 1, 2013, the State of South Dakota Department of Transportation, Brookings County Regional Railway Authority and South Dakota Soybean Processors, LLC entered into a loan agreement. Under the agreement, the South Dakota Department of Transportation agreed to loan the Brookings County Regional Railway Authority a total sum of $964,070 for purposes of making improvements to the railway infrastructure near South Dakota Soybean Processors’ soybean processing facility in Volga, South Dakota.  The interest rate on the loan is 2.0% per year.  Principal and interest payments are due annually with the first payment due on June 1, 2014 and the final payment due at maturity on June 1, 2020.  As part of the loan arrangement, South Dakota Soybean Processors agreed to guarantee to the State of South Dakota Department of Transportation the full loan amount, plus interest, and has agreed to be responsible for making the above-described principal and interest payments on an annual basis.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the terms and conditions of the loan agreement in Item 1.01 hereof is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(a)	None.
(b)	None.
(c)	None.
(d)	Exhibits.

Exhibit No.	Description

10.1	State of South Dakota Department of Transportation Loan Agreement and Note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: March 5, 2013	/s/ Thomas Kersting___
Thomas Kersting, Chief Executive Officer